Exhibit 10.58.1

Letter of Agreement
By and between
Chugach Electric Association, Inc. (Chugach)
and
UNITE HERE Hotel Employees and Restaurant Employees Union Local 878
Representing
Beluga Power Plant Culinary Plant Employees

Re: Contract Extension

Incorporation by Reference
The parties agree that the terms and conditions of the current Beluga Power Plant Culinary Collective Bargaining Agreement (“CBA”) between the parties which is scheduled to expire on June 30, 2010 including all attached Letters of Agreement, Letters of Understanding and/or Grievance Resolutions, shall continue in full force and effect until June 30, 2013, except where modified, added to or deleted by this Contract Extension Agreement.

Article XVI Health and Welfare

The employer agrees to pay the following Health and Welfare contribution amounts effective July 1 of each of the following years:

2010-$3.78
2011-$4.20
2012-$4.69

No other terms of the current (expiration June 30, 2010) Collective Bargaining Agreement shall be modified by this Letter of Agreement.  Upon ratification by the bargaining unit and approval of the Chugach Board of Directors, this Extension Agreement will become effective July 1, 2010.

/s/ Marvin Jones	/s/ Bradley W. Evans
UNITE HERE Local 878: Marvin Jones, President	For Chugach: Bradley W. Evans, Chief Executive Officer

March 23, 2010	March 23, 2010
Date	Date

HERE Bargaining Unit
 Contract Extension 2010 to 2013
February 23, 201009